Exhibit 99.1

GCI REPORTS FOURTH QUARTER 2016 FINANCIAL RESULTS
Net Loss of $16 million and $4 million for the Year
Consolidated Revenue of $232 million and $934 million for the Year
Adjusted EBITDA of $68 million and $288 million for the Year

March 1, 2017, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the fourth quarter and year end 2016.
We achieved significant operational successes in the fourth quarter, the most prominent of which is the migration of all the acquired wireless subscribers and the shutdown of an additional wireless billing system as promised. The elimination of four billing platforms in 2016 not only saves us $5 million per year in direct payments to those vendors, it also drives simplicity in our business for both our customers and the hundreds of front-line employees that used them.
Topline revenue growth in 2016, absent the effect of our roaming and backhaul arrangements, was one percent. We expect similar revenue opportunities in 2017, and as such are focusing on growing free cash flow by continuing our efforts to simplify our business. In addition to the billing system savings and the circuit cost savings we expect to generate meaningful savings from our procurement initiative in 2017 and beyond.

Operating and Financial Highlights

Our fourth quarter revenues were $232 million, a decline of $4 million sequentially and $9 million from the fourth quarter of 2015. Adjusted EBITDA of $68 million was down $10 million from the third quarter and down $3 million year-over-year. The declines, both sequentially and year-over-year, were driven by lower roaming and backhaul revenues. Migrating all of the acquired subscribers off of the old billing system resulted in a write-off of the remaining term of that contract, driving SG&A costs up. SG&A was also negatively impacted by inventory write-offs and higher healthcare costs in the fourth quarter of 2016.
Wireless
Wireless segment revenues were $50 million for the quarter, down $10 million or 16 percent year-over-year and $2 million or four percent sequentially. The year-over-year decline is driven primarily by roaming and backhaul revenue reductions of $8 million. The sequential decline is due to the remaining seasonality in our roaming revenues.

The wireless segment revenue detail is as follows:

($ millions)	4Q16	4Q15	3Q16
Wholesale Wireless & Other	19	21	18
Roaming and Backhaul	18	26	21
USF Support	13	13	13
Total Wireless Revenue	50	60	52

Wireless segment Adjusted EBITDA was $32 million for the quarter, declining $7 million or 17 percent over the fourth quarter of 2015 and was flat compared with the third quarter of 2016. The year-over-year decline in Adjusted EBITDA was a result of our roaming and backhaul agreements. The sequential comparison was tempered by lower SG&A due to the absence of costs associated with the sale of our urban wireless towers and rooftop locations in the third quarter of 2016.
Wireline
Wireline segment revenues of $182 million during the quarter were up $1 million over the fourth quarter of 2015 and down $2 million or one percent over the prior quarter. Fewer wireless subscribers and lower wireless ARPU pressured these revenues but were offset by gains in business data.
Adjusted EBITDA for the quarter was $36 million, up $4 million or 12 percent year-over-year and down $10 million or 23 percent from the previous quarter. The year-over-year gain in Adjusted EBITDA was a result of improved margin in our business data product as we shed costs associated with the economically challenged professional services business. We have also made good progress reducing the costs we pay for circuits. Sequentially, the Adjusted EBITDA decline was the result of higher SG&A costs from the one-time expense of writing off the billing system used during the transition of our acquired wireless subscribers, inventory write-offs as well as higher healthcare costs.
Wireline - Consumer
Consumer revenues of $84 million in the fourth quarter are down $6 million or six percent year-over-year and down $4 million or five percent sequentially. Declines from the migration of our acquired wireless subscribers and lower ARPU as a result of equipment installment plans led to lower wireless revenue. Fewer video subscribers on a year-over-year basis pushed our video revenue down when compared with the fourth quarter of 2015. Sequentially, the decline is related to equipment sales.
Our total wireless subscribers were down 3,900 in the fourth quarter. These declines are due to billing system eliminations and normal seasonal changes in Lifeline and pre-paid subscribers.

Our cable modem subscribers were up 300 year-over-year and up 600 sequentially. We introduced the first product in our “Better than Unlimited” campaign, highlighting our enhanced red internet product. The red plan provides our signature 1 gigabit speed with 1 terabyte of data each month, which if entirely consumed then delivers endless streaming at speeds comparable to our competitors average speeds on their unlimited plans.
Wireline - GCI Business
GCI Business revenues were $98 million for the quarter, up $6 million or seven percent year-over-year and up $2 million or two percent sequentially. These gains are due to growth in the data product.
SG&A

SG&A expenses were $94 million during the quarter, up $5 million or six percent over last year and up $5 million or five percent sequentially. Growth in SG&A spending during the quarter is a result of a $2 million write-off of a legacy wireless billing platform, a $2 million write-off of obsolete inventory and higher employee healthcare costs in the fourth quarter of the year.

Capital Expenditures

Capital expenditures for the quarter totaled $67 million, bringing the total for the year to $209 million.
Stock Buybacks
GCI repurchased 0.6 million shares of its Class A common stock during the fourth quarter at a cost of $9 million, or $15.31 per share. For the year, we repurchased 3.5 million shares at a cost of $55 million or $15.68 per share.
Leverage
We have guided to net leverage in the range of 4.0x to 4.5x. After adding back the roaming adjustment, as our new Senior Credit Facility allows, we are just slightly over at 4.6x net leverage.

In 2017, our cash flow for the purposes of our senior credit facility leverage calculations will include a $20 million add-back for roaming cash received in excess of revenue.

The following table may be helpful to understand our leverage:

($ millions)	2016	Leverage on EBITDA	Leverage on Cash Flow
Total Debt	1,485	5.2x	4.7x
Less Cash	(19)	(0.1x)	(0.1x)
Net Debt	1,466	5.1x	4.6x
Adjusted EBITDA	288
Add back of roaming cash flows allowed by new credit facility	30
Cash Flow	318

2016 Versus Guidance

•	Our 2016 revenue was $934 million, at the bottom end of our $930 million to $980 million range.

•	Adjusted EBITDA in 2016 was $288 million which is within our upwardly revised guidance range $280 to $295 million.

•	Capital expenditures were $209 million versus guidance of $210 million.

2017 Guidance

Adjusted EBITDA is expected to be between $300 million and $325 million in 2017.

Capital expenditures are expected to be approximately $165 million in 2017, a reduction of 21 percent from our 2016 expenditures. This reduction represents our commitment to growing free cash flows in the face of continuing signs of economic challenges for Alaska.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Adjusted EBITDA guidance is a forward-looking non-GAAP financial measure presented herein. Reconciliation to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort.  The inability to provide a reconciliation is due to the uncertainty and inherent difficulty regarding the occurrence, the financial impact and the periods with respect to recognition of future GAAP financial measures.  We also believe that such a reconciliation would imply an inappropriate degree of precision.  For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call

The company will hold a conference call to discuss the financial results on Thursday, March 2nd, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to ir.gci.com and follow the instructions.
A replay of the call will be available, beginning at 4:00pm, for 72-hours by dialing 877-344-7529, access code 10094070 (International callers should dial +1-412-317-0088).
Forward-Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.
Contacts:
Investors: Kyle Jones, 907.868.7105, kjones@gci.com
Media: Heather Handyside, 907.868.6838, hhandyside@gci.com

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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)	December 31,
ASSETS	2016	2015
Current assets:
Cash and cash equivalents	$19,297	26,528

Receivables	219,794	208,384
Less allowance for doubtful receivables	4,407	3,630
Net receivables	215,387	204,754

Prepaid expenses	18,599	12,862
Inventories	11,945	11,322
Other current assets	167	3,129
Total current assets	265,395	258,595

Property and equipment	2,614,875	2,384,530
Less accumulated depreciation	1,452,957	1,290,149
Net property and equipment	1,161,918	1,094,381

Goodwill	239,263	239,263
Cable certificates	191,635	191,635
Wireless licenses	92,347	86,347
Other intangible assets, net of amortization	74,444	69,290
Other assets	40,937	27,429
Total other assets	638,626	613,964
Total assets	$2,065,939	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)

(Amounts in thousands)	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2016	2015
Current liabilities:
Current maturities of obligations under long-term debt, capital leases, and tower obligations	$13,229	12,050
Accounts payable	72,937	63,014
Deferred revenue	37,618	34,128
Accrued payroll and payroll related obligations	30,305	31,337
Accrued liabilities	14,729	22,822
Accrued interest (including $5,132 to a related party at December 31, 2016 and 2015)	13,926	13,655
Subscriber deposits	917	1,242
Total current liabilities	183,661	178,248

Long-term debt, net (including $56,640 and $54,810 due to a related party at December 31, 2016 and 2015, respectively)	1,333,446	1,329,396
Obligations under capital leases, excluding current maturities (including $1,769 and $1,824 due to a related party at December 31, 2016 and 2015, respectively)	50,316	59,651
Deferred income taxes	137,982	106,145
Long-term deferred revenue	135,877	93,427
Tower obligation	87,653	—
Other liabilities (including $29,700 and $32,820 for derivative stock appreciation rights with a related party at December 31, 2016 and 2015, respectively)	83,756	80,812
Total liabilities	2,012,691	1,847,679

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 32,668 and 35,593 shares at December 31, 2016 and 2015, respectively; outstanding 32,642 and 35,567 shares at December 31, 2016 and 2015, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,153 and 3,154 shares at December 31, 2016 and 2015, respectively; convertible on a share-per-share basis into Class A common stock	2,663	2,664
Less cost of 26 Class A common shares held in treasury at December 31, 2016 and 2015	(249)	(249)
Paid-in capital	3,237	6,631
Retained earnings	17,068	79,217
Total General Communication, Inc. stockholders' equity	22,719	88,263
Non-controlling interests	30,529	30,998
Total stockholders’ equity	53,248	119,261
Total liabilities and stockholders’ equity	$2,065,939	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014
(Unaudited)

(Amounts in thousands, except per share amounts)	2016	2015	2014
Revenues:
Non-related party	$933,812	973,251	850,656
Related party	—	5,283	59,542
Total revenues	933,812	978,534	910,198

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	302,578	321,457	291,770
Related party	—	881	10,934
Total cost of goods sold	302,578	322,338	302,704

Selling, general and administrative expenses
Non-related party	358,356	337,839	289,674
Related party	—	540	3,973
Total selling, general and administrative expenses	358,356	338,379	293,647

Depreciation and amortization expense	193,775	181,767	170,285
Software impairment charge	—	29,839	—
Operating income	79,103	106,211	143,562

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(78,628)	(78,786)	(72,496)
Related party interest expense	(7,455)	(6,602)	—
Derivative instrument unrealized income (loss) with related party	3,120	(11,160)	—
Loss on extinguishment of debt	(640)	(27,700)	—
Impairment of equity method investment	—	(12,593)	—
Other	5,569	2,917	(1,793)
Other expense, net	(78,034)	(133,924)	(74,289)
Income (loss) before income taxes	1,069	(27,713)	69,273
Income tax (expense) benefit	(5,205)	1,847	(10,029)
Net income (loss)	(4,136)	(25,866)	59,244
Net income attributable to non-controlling interests	(469)	159	51,687
Net income (loss) attributable to General Communication, Inc.	$(3,667)	(26,025)	7,557
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.10)	(0.69)	0.18
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.10)	(0.69)	0.18
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.15)	(0.69)	0.18
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.15)	(0.69)	0.18

Common shares used to calculate Class A basic EPS	32,526	34,764	36,112
Common shares used to calculate Class A diluted EPS	36,318	37,921	39,386

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2016			Fourth Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$50,445	18,205	68,650	60,108	21,253	81,361
Data	—	111,388	111,388	—	104,099	104,099
Video	—	31,583	31,583	—	33,753	33,753
Voice	—	20,672	20,672	—	22,131	22,131
Total	50,445	181,848	232,293	60,108	181,236	241,344

Cost of goods sold	15,061	59,591	74,652	17,002	68,595	85,597

Contribution	35,384	122,257	157,641	43,106	112,641	155,747

Less SG&A	(3,119)	(90,595)	(93,714)	(4,488)	(84,261)	(88,749)
Plus share-based compensation expense	—	3,223	3,223	—	2,828	2,828
Plus imputed interest on financed devices	—	672	672	—	313	313
Plus accretion	(246)	235	(11)	63	66	129
Other	—	(98)	(98)	—	253	253
Adjusted EBITDA	$32,019	35,694	67,713	38,681	31,840	70,521

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2016			Third Quarter 2016
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$50,445	18,205	68,650	52,327	22,071	74,398
Data	—	111,388	111,388	—	110,032	110,032
Video	—	31,583	31,583	—	30,770	30,770
Voice	—	20,672	20,672	—	21,455	21,455
Total	50,445	181,848	232,293	52,327	184,328	236,655

Cost of goods sold	15,061	59,591	74,652	15,313	58,181	73,494

Contribution	35,384	122,257	157,641	37,014	126,147	163,161

Less SG&A	(3,119)	(90,595)	(93,714)	(5,138)	(83,836)	(88,974)
Plus share-based compensation expense	—	3,223	3,223	—	2,810	2,810
Plus imputed interest on financed devices	—	672	672	—	651	651
Plus accretion	(246)	235	(11)	142	264	406
Other	—	(98)	(98)	—	131	131
Adjusted EBITDA	$32,019	35,694	67,713	32,018	46,167	78,185

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$208,109	75,047	283,156	267,676	83,896	351,572
Data	—	436,398	436,398	—	399,685	399,685
Video	—	127,407	127,407	—	133,893	133,893
Voice	—	86,851	86,851	—	93,384	93,384
Total	208,109	725,703	933,812	267,676	710,858	978,534

Cost of goods sold	62,487	240,091	302,578	70,899	251,439	322,338

Contribution	145,622	485,612	631,234	196,777	459,419	656,196

Less SG&A	(16,439)	(341,917)	(358,356)	(18,137)	(320,242)	(338,379)
Plus share-based compensation expense	—	11,043	11,043	—	10,902	10,902
Plus imputed interest on financed devices	—	2,557	2,557	—	751	751
Plus accretion	252	977	1,229	559	562	1,121
Other	—	337	337	—	(240)	(240)
Adjusted EBITDA	$129,435	158,609	288,044	179,199	151,152	330,351

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited)

(Amounts in Thousands)	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2016	2015	2016	2016	2015
Net income (loss)	$(16,243)	(8,879)	7,827	(4,136)	(25,866)
Income tax expense (benefit)	(2,391)	3,110	2,407	5,205	(1,847)
Income (loss) before income taxes	(18,634)	(5,769)	10,234	1,069	(27,713)

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	20,429	19,073	19,666	78,628	78,786
Related party interest expense	1,897	1,842	1,881	7,455	6,602
Derivative instrument unrealized income (loss) with related party	12,720	6,120	(4,800)	(3,120)	11,160
Loss on extinguishment of debt	640	—	—	640	27,700
Impairment of equity method investment	—	—	—	—	12,593
Other	(3,867)	(472)	(613)	(5,569)	(2,917)
Other expense, net	31,819	26,563	16,134	78,034	133,924

Operating income	13,185	20,794	26,368	79,103	106,211
Plus depreciation and amortization expense	50,742	46,204	47,819	193,775	181,767
Plus software impairment charge	—	—	—	—	29,839
Plus share-based compensation expense	3,223	2,828	2,810	11,043	10,902
Plus imputed interest on financed devices	672	313	651	2,557	751
Plus (less) accretion expense	(11)	129	406	1,229	1,121
Other	(98)	253	131	337	(240)
Adjusted EBITDA (Note 1)	$67,713	70,521	78,185	288,044	330,351

Note:
(1) Earnings plus imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Software impairment charge,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments,
•Gain recorded for adjusting to fair value assets that were included as consideration paid to acquire a fiber system, and
•Other non-cash adjustments.

Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2016			Fourth Quarter 2015
		Business			Business
	Consumer	Services	Total	Consumer	Services	Total
Revenues
Wireless	$16,170	2,035	18,205	19,233	2,020	21,253
Data	35,163	76,225	111,388	34,442	69,657	104,099
Video	26,011	5,572	31,583	28,445	5,308	33,753
Voice	6,377	14,295	20,672	7,160	14,971	22,131
Total	$83,721	98,127	181,848	89,280	91,956	181,236

(Amounts in thousands)
	Fourth Quarter 2016			Third Quarter 2016
		Business			Business
	Consumer	Services	Total	Consumer	Services	Total
Revenues
Wireless	$16,170	2,035	18,205	19,866	2,205	22,071
Data	35,163	76,225	111,388	35,255	74,777	110,032
Video	26,011	5,572	31,583	26,134	4,636	30,770
Voice	6,377	14,295	20,672	6,551	14,904	21,455
Total	$83,721	98,127	181,848	87,806	96,522	184,328

(Amounts in thousands)
	Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
		Business			Business
	Consumer	Services	Total	Consumer	Services	Total
Revenues
Wireless	$66,225	8,822	75,047	75,799	8,097	83,896
Data	140,196	296,202	436,398	130,213	269,472	399,685
Video	107,305	20,102	127,407	115,074	18,819	133,893
Voice	26,734	60,117	86,851	30,110	63,274	93,384
Total	$340,460	385,243	725,703	351,196	359,662	710,858

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				December 31, 2016		December 31, 2016
				as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2015	2016	2015	2016	2015	2016
Wireline Segment
Consumer
Data
Cable modem subscribers	127,600	127,300	127,000	300	600	0.2%	0.5%
Video
Basic subscribers	107,700	114,000	108,900	(6,300)	(1,200)	(5.5)%	(1.1)%
Digital programming tier subscribers	52,000	59,500	54,400	(7,500)	(2,400)	(12.6)%	(4.4)%
HD/DVR converter boxes	115,900	114,000	117,300	1,900	(1,400)	1.7%	(1.2)%
Homes passed	250,800	251,900	250,200	(1,100)	600	(0.4)%	0.2%
Voice
Local access lines in service	48,600	50,400	49,000	(1,800)	(400)	(3.6)%	(0.8)%
Business Services
Data
Cable modem subscribers	13,200	12,700	13,200	500	—	3.9%	—%
Voice
Local access lines in service	45,900	46,600	46,100	(700)	(200)	(1.5)%	(0.4)%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	27,200	28,100	28,700	(900)	(1,500)	(3.2)%	(5.2)%
Consumer prepaid lines in service	28,500	23,800	29,600	4,700	(1,100)	19.7%	(3.7)%
Consumer postpaid lines in service	139,200	146,300	141,000	(7,100)	(1,800)	(4.9)%	(1.3)%
Business Services postpaid lines in service	27,600	29,600	27,100	(2,000)	500	(6.8)%	1.8%
Total wireless lines in service	222,500	227,800	226,400	(5,300)	(3,900)	-2.3%	-1.7%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				December 31, 2016		December 31, 2016
	Three Months Ended			as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2015	2016	2015	2016	2015	2016
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$79.94	$83.10	$79.63	$(3.16)	$0.31	(3.8)%	0.4%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$88.85	$87.31	$88.54	$1.54	$0.31	1.8%	0.4%

Wireless
Average monthly revenue per subscriber	$37.10	$43.37	$37.21	$(6.27)	$(0.11)	(14.5)%	(0.3)%